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                                                                    Exhibit 23.4

                          [LETTERHEAD OF AvSOLUTIONS]
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                         Consent of AvSOLUTIONS, Inc.

     We refer to the Prospectus Supplement dated August 10, 2001 of United Air Lines, Inc. related to the offer and sale of $1,466,959,000 aggregate face amount of Pass Through Certificates, Series 2001-1 (the "Prospectus"). We hereby consent to the inclusion of our report dated July 24, 2001 in the Prospectus and to the reference to our firm's name in the Prospectus under the caption "Experts."


Date: August 10, 2001                   AvSOLUTIONS, Inc.


                                        By: /s/ Scott E. Daniels
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                                            Name:  Scott E. Daniels
                                            Title: Director, Valuation Services